UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2018

CONTINENTAL RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

1-32886	73-0767549
(Commission File Number)	(IRS Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

(405) 234-9000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2018, the Board of Directors (the “Board”) of Continental Resources, Inc. (the “Company”) elected Shelly Lambertz, to the Board as a Class II director, effective immediately following the 2018 Annual Meeting of Shareholders (the “Annual Meeting”). Ms. Lambertz replaces James L. Gallogly, a Class II director, who submitted his resignation from the Board, effective as of the end of the Annual Meeting, in connection with his appointment as president designate of the University of Oklahoma. Ms. Lambertz will serve the remainder of Mr. Gallogly’s original term, which would have continued until the 2020 Annual Meeting of Shareholders.

Ms. Lambertz was also appointed to serve on the Nominating/Corporate Governance Committee. Mr. Berry was appointed to serve on the Audit Committee as Mr. Gallogly’s replacement. No director was appointed to replace Mr. Gallogly on the Compensation Committee.

Ms. Lambertz is the daughter of Harold G. Hamm, the Company’s founder, Chairman and Chief Executive Officer. Ms. Lambertz was appointed in consideration of her family’s majority ownership of the Company and her other professional experience.

Ms. Lambertz will participate in the non-employee director compensation program described under the heading “Non-Employee Director Compensation” in the proxy statement for the Annual Meeting filed by the Company with the Securities and Exchange Commission on April 5, 2018 (the “Proxy Statement”). Assuming the committee assignment described above, on an annualized basis, Ms. Lambertz will receive cash fees of $71,265. She will also receive an initial grant of 12,549 shares of restricted stock, vesting in equal increments of 4,183 shares on each of May 15, 2019, May 15, 2020 and May 15, 2021. The current targeted grant value for annual non-employee director restricted stock grants is $240,000.

Ms. Lambertz could benefit from a registration rights agreement entered into in connection with the closing of our initial public offering in May 2007, between the Company, the Harold G. Hamm Trust (the “Hamm Revocable Trust”) and two irrevocable trusts established for the benefit of Mr. Hamm’s children. Under this agreement, we granted to the trusts described above certain demand and “piggyback” registration rights. The Hamm Revocable Trust and the two irrevocable trusts identified above transferred the securities subject to this registration rights agreement to the Harold Hamm Family LLC (the “Family LLC”) in September 2015 (the “September Transfer”). As a result, the rights of the Hamm Revocable Trust and the two irrevocable trusts under this registration rights agreement may be assigned to the Family LLC at the direction of these entities. Under the registration rights agreement, each holder of securities covered by the registration rights agreement has the one time right to require us to file a registration statement for the public sale of all or part of the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) owned by it at any time if at least six months have passed since the last demand registration statement. In connection with a demand by any such holder, the non-demanding parties have the right to participate in such registration process. However, in the event securities are to be sold in an underwritten offering pursuant to such demand registration statement and the managing underwriter thereof advises the participants the amount of securities to be offered thereby should be limited, such limitation shall be satisfied first from the securities allocated to participants other than the demanding party.

If we sell any shares of our Common Stock in a registered underwritten offering, each holder of securities covered by the registration rights agreement has the right to include its shares in that offering. The underwriters of any such offering have the right to limit the number of shares to be included in such sale. We will pay all expenses relating to any demand or piggyback registration, except for underwriters’ or brokers’ commissions or discounts. The securities covered by the registration rights agreement will no longer be registrable under the registration rights agreement if they have been sold to the public either pursuant to a registration statement or under Rule 144 promulgated under the Securities Act of 1933, as amended.

The Company has also engaged in certain other transactions with Harold G. Hamm and with other members of Ms. Lambertz’s family that are disclosed in the Proxy Statement, under the heading “Certain Relationships and Related Party Transactions.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL RESOURCES, INC. (Registrant)

Dated: May 17, 2018	By:	/s/ John D. Hart
John D. Hart Senior Vice President, Chief Financial Officer and Treasurer